CUSIP No.03828A101                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                            February 03, 2025
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              MORGAN STANLEY and Morgan Stanley Capital Services LLC hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Christopher O'Hara
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           Christopher O'Hara/Authorized Signatory, Morgan Stanley

           Morgan Stanley Capital Services LLC

           BY: /s/ Christopher O'Hara
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           Christopher O'Hara/Authorized Signatory,
           Morgan Stanley Capital Services LLC


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).